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                                                                   EXHIBIT 5.1



January 31, 2001


Jenny Craig, Inc.
11355 North Torrey Pines Road
La Jolla, California  92037

Re:   Registration Statement on Form S-8
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Ladies and Gentlemen:

     You have requested our opinion in connection with the registration statement on Form S-8 (the "Registration Statement") which Jenny Craig, Inc., a Delaware corporation (the "Company"), will be filing to register 500,000 shares (the "Shares") of its Common Stock, par value $.000000005 per share (the "Common Stock"), for sale pursuant to the exercise of options granted or to be granted pursuant to its 1991 Stock Option Plan, as amended. Marvin Sears, Esq., a partner of this firm, is a director and Secretary of the Company and its subsidiary, Jenny Craig Weight Loss Centres, Inc., and holds options to purchase shares of Common Stock. Other members of this firm own or may own shares of Common Stock.

     We have reviewed the Amended and Restated Certificate of Incorporation and Restated Bylaws of the Company as amended to date, resolutions adopted by the Company's Board of Directors, the Registration Statement, and the Plan and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

     Based upon and subject to the foregoing, we are of the opinion that Shares issued by the Company upon the exercise of options granted in accordance with the Plan, upon receipt by the Company of the exercise price therefor, will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the use of our name under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent




                                 Form S-8 Page 9


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Jenny Craig, Inc.
January 31, 2001
Page

is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,


/s/ PROSKAUER ROSE LLP
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